Exhibit 99.1

DAVIDsTEA Inc. Announces Second Quarter Fiscal 2018 Financial Results

MONTREAL, September 13, 2018 (GLOBE NEWSWIRE) — DAVIDsTEA Inc. (Nasdaq:DTEA) today announced financial results for the three and six months ended August 4, 2018.

For the three months ended August 4, 2018:

•

Sales decreased by 12.0% to  C$40.2 million from C$45.7 million in the second quarter of fiscal 2017.  Comparable sales decreased by 14.8%. Comparable sales decreased as our product offering did not resonate with customers, we  were less promotional as we moved to reduce our dependency on discounting, and we had less product available for our semi-annual sale, as we were in a better seasonal inventory position compared to the prior year quarter. We  recently revised our merchandising strategy, which was not reflected in our second quarter assortment.

•

Gross profit decreased by 14.4% to  C$17.3 million from  C$20.2 million in the second quarter of fiscal 2017,  while gross profit as a percent of sales decreased slightly to 43.2% from 44.2% in the second quarter of fiscal 2017. Gross profit as a percent of sales was down from the prior year quarter as product margin increases, driven by less promotional activity and a shift in product sales mix, were offset by a deleveraging of fixed costs due to the negative comparable sales.

•

Selling, general and administration expenses (“SG&A”) increased to C$31.4 million from C$27.8 million in the second quarter of fiscal 2017. As a percent of sales, SG&A increased to 78.0% from 60.9%. Adjusted SG&A, a non-IFRS measure, which excludes any impact from executive separation costs, impairment of property and equipment, onerous contracts and costs related to strategic review and proxy contest (see Reconciliation of IFRS basis to Adjusted selling, general and administration expenses), decreased to C$24.6 million from C$25.9 million, due to lower stock-based compensation and depreciation and amortization expenses. As a percent of sales, Adjusted SG&A increased to 61.2% from 56.7%, due to the deleveraging of fixed costs as a result of the negative comparable sales this quarter.

•

Results from operating activities were C$(14.0) million as compared to C$(7.6) million in the second quarter of fiscal 2017. Adjusted results from operating activities, a non-IFRS measure, which excludes any impact from executive separation costs, impairment of property and equipment, onerous contracts and costs related to strategic review and proxy contest (see Reconciliation of IFRS basis to Adjusted results from operating activities), decreased to C$(7.3) million from C$(5.7) million.

•

Adjusted EBITDA was C$(5.6) million compared to C$(2.2) million in the second quarter of fiscal 2017. Adjusted EBITDA, a non-IFRS measure, excludes non-cash or other items in the current and prior year periods (see Reconciliation of Adjusted EBITDA table).

•	Cash of C$39.6 million.
•

Net loss was C$(10.0) million compared to net loss of  C$(5.6) million in the second quarter of fiscal 2017.  Adjusted net income (loss),  a non-IFRS measure, which excludes any impact from executive separation costs, impairment of property and equipment, onerous contracts and costs related to strategic review and proxy contest (see Reconciliation of IFRS basis to Adjusted net income (loss) table), was C$(5.0) million compared to C$(4.2) million.

•

Fully diluted income (loss) per common share was  C$(0.39) compared to  C$(0.22) in the second quarter of fiscal 2017. Adjusted fully diluted income (loss) per common share, a non-IFRS measure, which is adjusted net income (loss) on an adjusted fully diluted weighted average shares outstanding basis (see Reconciliation of fully diluted weighted average common shares outstanding table), was  C$(0.19) per share compared to  C$(0.16) per share.

For the six months ended August 4, 2018:

•	Sales decreased by 8.9% to C$86.0 million from C$94.4 million in the comparable period in fiscal 2017. Comparable sales decreased by 10.8%.
•

Gross profit decreased by 9.9% to C$40.0 million from C$44.4 million in the comparable period in fiscal 2017, while gross profit as a percent of sales decreased slightly to  46.6% from 47.0% in the comparable period in fiscal 2017. Gross profit as a percent of sales was in line with the prior year period as product margin increased, driven by less promotional activity and a shift in product sales mix, which was offset by a deleveraging of fixed costs due to the negative comparable sales.
•

Selling, general and administration expenses (“SG&A”) increased to C$55.7 million from C$52.0 million in the comparable period in fiscal 2017. As a percent of sales, SG&A increased to 64.9% from 55.1%. Adjusted SG&A, a non-IFRS measure, which excludes any impact from executive separation costs, impairment of property and equipment, onerous contracts and costs related to strategic review and proxy contest (see Reconciliation of IFRS basis to Adjusted selling, general and administration expenses), decreased to C$49.8 million from C$51.5 million, due to lower stock-based compensation and depreciation and amortization expenses. As a percent of sales, Adjusted SG&A increased to 57.9% from 54.6%, due to the deleveraging of fixed costs as a result of the negative comparable sales this quarter.

•

Results from operating activities were C$(15.7) million as compared to C$(7.6) million in the comparable period in fiscal 2017. Adjusted results from operating activities, a non-IFRS measure, which excludes any impact from executive separation costs, impairment of property and equipment, onerous contracts and costs related to strategic review and proxy contest (see Reconciliation of IFRS basis to Adjusted results from operating activities), decreased to C$(9.7) million from C$(7.1) million.

•

Adjusted EBITDA was C$(6.0) million compared to C$(0.7) million in the comparable period in fiscal 2017. Adjusted EBITDA, a non-IFRS measure, excludes non-cash or other items in the current and prior year periods (see Reconciliation of Adjusted EBITDA table).

•

Net loss was C$(11.2) million compared to net loss of C$(5.9) million in the comparable period in fiscal 2017. Adjusted net income (loss), a non-IFRS measure, which excludes any impact from executive separation costs, impairment of property and equipment, onerous contracts and costs related to strategic review and proxy contest (see Reconciliation of IFRS basis to Adjusted net income (loss) table), was C$(6.7) million compared to C$(5.3) million.

•

Fully diluted income (loss) per common share was C$(0.43) compared to C$(0.23) in the comparable period in fiscal 2017. Adjusted fully diluted income (loss) per common share, a non-IFRS measure, which is adjusted net income (loss) on an adjusted fully diluted weighted average shares outstanding basis (see Reconciliation of fully diluted weighted average common shares outstanding table), was C$(0.26)  per share compared to C$(0.21) per share.

“Our slate of Board members was elected in mid-June, halfway through the second quarter,” said Herschel Segal, Executive Chairman and Interim CEO of DAVIDsTEA. “Since that time we have begun collaborative work to reverse the tide of recent negative quarterly results. Following a thorough evaluation, we have determined that we need to get back to the basics of product innovation. In this regard, we are dedicated to offering a more convenient and innovative tea beverage offering in our stores and through a wider distribution network for tea sachets. Two positive actions have been taken with respect to capturing more of the tea sachet market. First, we are now working to buy tea sachets smarter and for less, so that we can price our products better for our customers and attract many new ones. Second, last month we launched an exciting new program with Loblaws, and are now in 450 stores across Canada. The product is merchandised at eye level and the consumer response to date has been very good. This is a great way to further promote our brand.

“We are a merchant operator first and foremost, and we must deliver the right product at the right price. Our focus needs to be on improving our purchasing and delivering the brand wherever the consumers want it – in our stores, online or through other retail channels and other potential growth areas such as the hospitality and travel markets. It must be an omnichannel approach. We have made adjustments at head office to change our operations and our culture. We are building a strong team – and we have put more senior leaders in buying, sales and product development. We are ready to find a CEO who will enthusiastically adapt to the DAVIDsTEA environment, lead with a realistic optimism, and bring vision that will be refined and further developed with the senior executive team and the Board.

“We have entered a new era at DAVIDsTEA. Our dynamic management team is focused on what needs to be done as we begin the road back to profitability. We are positive about our future.  I am confident that our shareholders will see improved results within the next nine months,” concluded Mr. Segal.

Conference Call Information:

A conference call to discuss the second quarter fiscal 2018 financial results is scheduled for today, September 13, 2018, at 5:00pm Eastern Time. The conference call will be webcast and may be accessed via the Company’s Investor Relations section of its website at www.davidstea.com. An online archive of the webcast will be available within two hours of the conclusion of the call and will remain available for one year.

Non-IFRS Information:

This press release includes non-IFRS measures including 1) Adjusted selling, general and administration expenses, 2) Adjusted results from operating activities, 3) Adjusted EBITDA, 4) Adjusted net income (loss), and 5) Adjusted fully diluted income (loss) per share. Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss) and Adjusted fully diluted income (loss) per share are not presentations made in accordance with IFRS, and the use of the terms Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss) and Adjusted fully diluted income (loss) per share may differ from similar measures reported by other companies. We believe that Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss) and Adjusted fully diluted income (loss) per share provide investors with useful information with respect to our historical operations. We present Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss) and Adjusted fully diluted income (loss) per share as supplemental performance measures because we believe they facilitate a comparative assessment of our operating performance relative to our performance based on our results under IFRS, while isolating the effects of some items that vary from period-to-period. Specifically, Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss) and Adjusted fully diluted income (loss) per share allow for an assessment of our operating performance, including new store costs, without the effect of non-cash charges of the period or other one-time charges, such as depreciation, amortization, finance costs, deferred rent, non-cash compensation expense, costs related to onerous contracts or contracts where we expect the costs of the obligations to exceed the economic benefit, gain (loss) on derivative financial instruments, loss on disposal of property and equipment, impairment of property and equipment, and certain non-recurring expenses. These measures also function as benchmarks to evaluate our operating performance. Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss), and Adjusted fully diluted income (loss) per share are not measurements of our financial performance under IFRS and should not be considered in isolation or as alternatives to net income, net cash provided by operating, investing or financing activities or any other financial statement data presented as indicators of financial performance or liquidity, each as presented in accordance with IFRS. We understand that although Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss), and Adjusted fully diluted income (loss) per share are frequently used by securities analysts, lenders and others in their evaluation of companies, they have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under IFRS. Some of these limitations are:

•

Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss), and Adjusted fully diluted income (loss) per share do not reflect changes in, or cash requirements for, our working capital needs; and

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

Because of these limitations, Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss), and Adjusted fully diluted income (loss) per share should not be considered as discretionary cash available to us to reinvest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.

Forward-Looking Statements:

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including management’s beliefs about the Company’s prospects, management’s turn-around strategy, plans for investment in marketing initiatives, changes to product offerings and assortment,  and strategic plans. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks and uncertainties including: the Company’s ability to implement its strategy, the Company’s ability to maintain and enhance its brand image, particularly in new markets; the Company’s ability to compete in the specialty tea and beverage category; the Company’s ability to expand and improve its operations; changes in the Company’s executive management team; levels of foot traffic in locations in which the Company’s stores are located; changes in consumer trends and preferences; fluctuations in foreign currency exchange rates; general economic conditions and consumer confidence; minimum wage laws; the importance of the Company’s first fiscal quarter to results of operations for the entire fiscal year; and other risks set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended August 4, 2018. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About DAVIDsTEA:

DAVIDsTEA is a retailer of specialty tea, offering a differentiated selection of proprietary loose-leaf teas, pre-packaged teas, tea sachets and tea-related gifts, accessories and food and beverages, primarily through 239 company-operated DAVIDsTEA stores throughout Canada and the United States as of August 4, 2018, and its website, davidstea.com. The Company is headquartered in Montréal, Canada.

CONSOLIDATED BALANCE SHEETS

[Unaudited and in thousands of Canadian dollars]

	As at	As at
	August 4,	February 3,
	2018	2018
	$	$

ASSETS
Current
Cash	39,623	63,484
Accounts and other receivables	3,201	3,131
Inventories	33,680	24,450
Income tax receivable	5,869	2,968
Prepaid expenses and deposits	9,233	7,712
Derivative financial instruments	425	—
Total current assets	92,031	101,745
Property and equipment	32,422	36,558
Intangible assets	6,640	4,439
Deferred income tax assets	6,287	5,194
Total assets	137,380	147,936
LIABILITIES AND EQUITY
Current
Trade and other payables	16,079	14,392
Deferred revenue	4,986	5,186
Current portion of provisions	5,278	4,693
Derivative financial instruments	—	229
Total current liabilities	26,343	24,500
Deferred rent and lease inducements	8,806	8,608
Provisions	12,406	13,460
Total liabilities	47,555	46,568
Equity
Share capital	112,481	111,692
Contributed surplus	1,160	2,642
Deficit	(25,639)	(14,721)
Accumulated other comprehensive income	1,823	1,755
Total equity	89,825	101,368
	137,380	147,936

CONSOLIDATED STATEMENTS OF LOSS

AND COMPREHENSIVE LOSS

[Unaudited and in thousands of Canadian dollars, except share and per share information]

	For the three months ended		For the six months ended
	August 4,	July 29,	August 4,	July 29,
	2018	2017	2018	2017
	$	$	$	$

Sales	40,167	45,687	85,953	94,356
Cost of sales	22,824	25,482	45,918	49,969
Gross profit	17,343	20,205	40,035	44,387
Selling, general and administration expenses	31,350	27,816	55,746	51,969
Results from operating activities	(14,007)	(7,611)	(15,711)	(7,582)
Finance costs	78	157	157	288
Finance income	(215)	(135)	(452)	(271)
Loss before income taxes	(13,870)	(7,633)	(15,416)	(7,599)
Recovery of income tax	(3,872)	(2,070)	(4,216)	(1,674)
Net loss	(9,998)	(5,563)	(11,200)	(5,925)
Other comprehensive income (loss)
Items to be reclassified subsequently to income (loss):
Cumulative translation adjustment	(90)	(1,614)	(411)	(892)
Items that may be reclassified subsequently to income (loss):
Unrealized net gain (loss) on forward exchange contracts	87	(2,977)	794	(1,777)
Realized net (gain) loss on forward exchange contracts reclassified to inventory	(578)	(292)	(140)	(745)
Provision for income tax (recovery) on forward exchange contracts	131	867	(175)	668
Other comprehensive income (loss), net of tax	(450)	(4,016)	68	(2,746)
Total comprehensive loss	(10,448)	(9,579)	(11,132)	(8,671)
Net loss per share:
Basic	(0.39)	(0.22)	(0.43)	(0.23)
Fully diluted	(0.39)	(0.22)	(0.43)	(0.23)
Weighted average number of shares outstanding
— basic	25,910,086	25,745,221	25,878,982	25,573,894
— fully diluted	25,910,086	25,745,221	25,878,982	25,573,894

CONSOLIDATED STATEMENTS OF CASH FLOWS

[Unaudited and in thousands of Canadian dollars]

	For the three months ended		For the six months ended
	August 4,	July 29,	August 4,	July 29,
	2018	2017	2018	2017
	$	$	$	$

OPERATING ACTIVITIES
Net loss	(9,998)	(5,563)	(11,200)	(5,925)
Items not affecting cash:
Depreciation of property and equipment	1,722	2,114	3,408	4,178
Amortization of intangible assets	346	472	528	754
Loss on disposal of property and equipment	14	24	14	30
Impairment of property and equipment	2,560	2,313	2,560	2,313
Deferred rent	46	200	(91)	203
Provision (recovery) for onerous contracts	2,068	(641)	1,892	(1,527)
Stock-based compensation expense	(393)	802	(98)	1,376
Amortization of financing fees	20	20	40	40
Accretion on provisions	58	139	117	251
Deferred income taxes (recovery)	(2,302)	(570)	(1,346)	430
	(5,859)	(690)	(4,176)	2,123
Net change in other non-cash working capital balances related to operations	(6,579)	3,509	(15,368)	(5,965)
Cash flows related to operating activities	(12,438)	2,819	(19,544)	(3,842)
FINANCING ACTIVITIES
Proceeds from issuance of common shares pursuant to exercise of stock options	74	791	74	1,606
Cash flows related to financing activities	74	791	74	1,606
INVESTING ACTIVITIES
Additions to property and equipment	(740)	(2,910)	(1,668)	(4,731)
Additions to intangible assets	(1,141)	(641)	(2,723)	(1,066)
Cash flows related to investing activities	(1,881)	(3,551)	(4,391)	(5,797)
Increase (decrease) in cash during the period	(14,245)	59	(23,861)	(8,033)
Cash, beginning of period	53,868	56,348	63,484	64,440
Cash, end of period	39,623	56,407	39,623	56,407

Reconciliation of Adjusted EBITDA

[Unaudited and in thousands of Canadian dollars]

	For the three months ended		For the six months ended
	August 4,	July 29,	August 4,	July 29,
	2018	2017	2018	2017

Net loss	$(9,998)	$(5,563)	$(11,200)	$(5,925)
Finance costs	78	157	157	288
Finance income	(215)	(135)	(452)	(271)
Depreciation and amortization	2,068	2,586	3,936	4,932
Loss on disposal of property and equipment	14	24	14	30
Recovery of income tax	(3,872)	(2,070)	(4,216)	(1,674)
EBITDA	$(11,925)	$(5,001)	$(11,761)	$(2,620)
Additional adjustments :
Stock-based compensation expense (reversal) (a)	(393)	802	(98)	1,376
Executive separation costs related to salary (b)	717	812	717	812
Impairment of property and equipment (c)	2,560	2,313	2,560	2,313
Impact of onerous contracts (d)	714	(1,360)	(802)	(2,775)
Deferred rent (e)	46	200	(91)	203
Strategic review and proxy contest costs (f)	2,717	—	3,511	—
Adjusted EBITDA	$(5,564)	$(2,234)	$(5,964)	$(691)

(a)	Represents non-cash stock-based compensation expense (reversal).
(b)	Executive separation costs related to salary represent salary owed to former executives as part of their separation of employment from the Company.
(c)	Represents costs related to impairment of property and equipment for stores.
(d)

Represents provision, non-cash reversals and utilization related to certain stores where the unavoidable costs of meeting the obligations under the lease agreements are expected to exceed the economic benefits expected to be received from the contract.

(e)	Represents the extent to which our annual rent expense has been above or below our cash rent payments.
(f)

Represents costs related to a corporate strategic review process as well as costs related to the proxy contest which culminated at the Company’s annual meeting held on June 14, 2018. Costs for the three and six months ended August 4, 2018 include $4 and $389, respectively, related to the strategic review process, $868 for incremental directors and officers run-off insurance costs incurred prior to the annual meeting on June 14, 2018, and $1,845 and $2,254, respectively, for costs incurred in connection with the proxy contest, including $957 paid to Rainy Day Investments Ltd., a controlling shareholder, for third-party costs incurred by it, as approved by the independent members of the Board of Directors of the Company.

Reconciliation of IFRS basis to Adjusted net loss

[Unaudited and in thousands of Canadian dollars]

	For the three months ended		For the six months ended
	August 4,	July 29,	August 4,	July 29,
	2018	2017	2018	2017

Net loss	$(9,998)	$(5,563)	$(11,200)	$(5,925)
Executive separation costs (a)	717	962	717	962
Impairment of property and equipment (b)	2,560	2,313	2,560	2,313
Impact of onerous contracts (c)	772	(1,221)	(685)	(2,524)
Strategic review and proxy contest costs (d)	2,717	—	3,511	—
Income tax expense adjustment (e)	(1,805)	(698)	(1,634)	(175)
Adjusted net income (loss)	$(5,037)	$(4,207)	$(6,731)	$(5,349)

(a)

Executive separation costs represent mainly salary owed to the former executives as part of their separation of employment from the Company. The three and six-month periods ended July 29, 2017 include $150 of stock-based compensation relating to the vesting of equity awards pursuant to the separation agreement.

(b)	Represents costs related to impairment of property and equipment for stores.
(c)

Represents provision, non-cash reversals, utilization and the accretion expense related to certain stores where the unavoidable costs of meeting the obligations under the lease agreements are expected to exceed the economic benefits expected to be received from the contract. The accretion expense on provisions for onerous contracts is included in Finance costs on the Consolidated Statement of Comprehensive Income (Loss) for the three months and six months ended August 4, 2018.

(d)

Represents costs related to a corporate strategic review process as well as costs related to the proxy contest which culminated at the Company’s annual meeting held on June 14, 2018. Costs for the three and six months ended August 4, 2018 include $4 and $389, respectively, related to the strategic review process, $868 for incremental directors and officers run-off insurance costs incurred prior to the annual meeting on June 14, 2018, and $1,845 and $2,254, respectively, for costs incurred in connection with the proxy contest, including $957 paid to Rainy Day Investments Ltd., a controlling shareholder, for third-party costs incurred by it, as approved by the independent members of the Board of Directors of the Company.

(e)	Removes the income tax impact of items referenced in notes (a), (b), (c) and (d).

Reconciliation of IFRS basis to Adjusted results from operating activities

[Unaudited and in thousands of Canadian dollars]

	For the three months ended		For the six months ended
	August 4,	July 29,	August 4,	July 29,
	2018	2017	2018	2017

Results from operating activities	$(14,007)	$(7,611)	$(15,711)	$(7,582)
Executive separation costs (a)	717	962	717	962
Impairment of property and equipment (b)	2,560	2,313	2,560	2,313
Impact of onerous contracts (c)	714	(1,360)	(802)	(2,775)
Strategic review and proxy contest costs (d)	2,717	—	3,511	—
Adjusted results from operating activities	$(7,299)	$(5,696)	$(9,725)	$(7,082)

(a)

Executive separation costs represent mainly salary owed to the former executives as part of their separation of employment from the Company. The three and six-month periods ended July 29, 2017 include $150 of stock-based compensation relating to the vesting of equity awards pursuant to the separation agreement.

(b)	Represents costs related to impairment of property and equipment for stores.
(c)

Represents provision, non-cash reversals and utilization related to certain stores where the unavoidable costs of meeting the obligations under the lease agreements are expected to exceed the economic benefits expected to be received from the contract.

(d)

Represents costs related to a corporate strategic review process as well as costs related to the proxy contest which culminated at the Company’s annual meeting held on June 14, 2018. Costs for the three and six months ended August 4, 2018 include $4 and $389, respectively, related to the strategic review process, $868 for incremental directors and officers run-off insurance costs incurred prior to the annual meeting on June 14, 2018, and $1,845 and $2,254, respectively, for costs incurred in connection with the proxy contest, including $957 paid to Rainy Day Investments Ltd., a controlling shareholder, for third-party costs incurred by it, as approved by the independent members of the Board of Directors of the Company.

Reconciliation of IFRS basis to Adjusted selling, general and administration expenses

[Unaudited and in thousands of Canadian dollars]

	For the three months ended		For the six months ended
	August 4,	July 29,	August 4,	July 29,
	2018	2017	2018	2017

Selling, general and administration expenses	$31,350	$27,816	$55,746	$51,969
Executive separation costs (a)	(717)	(962)	(717)	(962)
Impairment of property and equipment (b)	(2,560)	(2,313)	(2,560)	(2,313)
Impact of onerous contracts (c)	(714)	1,360	802	2,775
Strategic review and proxy contest costs (d)	(2,717)	—	(3,511)	—
Adjusted selling, general and administration expenses	$24,642	$25,901	$49,760	$51,469

(a)

Executive separation costs represent mainly salary owed to the former executives as part of their separation of employment from the Company. The three and six-month periods ended July 29, 2017 include $150 of stock-based compensation relating to the vesting of equity awards pursuant to the separation agreement.

(b)	Represents costs related to impairment of property and equipment for stores.
(c)

Represents provision, non-cash reversals and utilization related to certain stores where the unavoidable costs of meeting the obligations under the lease agreements are expected to exceed the economic benefits expected to be received from the contract.

(d)

Represents costs related to a corporate strategic review process as well as costs related to the proxy contest which culminated at the Company’s annual meeting held on June 14, 2018. Costs for the three and six months ended August 4, 2018 include $4 and $389, respectively, related to the strategic review process, $868 for incremental directors and officers run-off insurance costs incurred prior to the annual meeting on June 14, 2018, and $1,845 and $2,254, respectively, for costs incurred in connection with the proxy contest, including $957 paid to Rainy Day Investments Ltd., a controlling shareholder, for third-party costs incurred by it, as approved by the independent members of the Board of Directors of the Company.

Reconciliation of fully diluted weighted average common shares outstanding, as reported, adjusted fully diluted weighted average common shares outstanding

[Unaudited and in thousands of Canadian dollars, except per share]

	For the three months ended		For the six months ended
	August 4,	July 29,	August 4,	July 29,
	2018	2017	2018	2017

Weighted average number of shares outstanding, fully diluted	25,910,086	25,745,221	25,878,982	25,573,894

Net loss per share, fully diluted	(0.39)	(0.22)	(0.43)	(0.23)

Adjusted net loss per share, fully diluted	(0.19)	(0.16)	(0.26)	(0.21)

Investor Contact

MaisonBrison Communications

Pierre Boucher

514.207.0000

investors@davidstea.com

Media Contact

PELICAN Public Relations

Lyla Radmanovich

514-845-8763

media@rppelican.ca